UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A

                                (Amendment No. 1)

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                          Date of Report: June 6, 2003
                        (Date of earliest event reported)



                           QUEST RESOURCE CORPORATION
             (Exact name of registrant as specified in its charter)



             Nevada                   0-17371              88-0182808
  (State or other jurisdiction      (Commission         (I.R.S. Employer
of incorporation or organization)   File Number)       Identification Number)



                           P.O. Box 100, 701 East Main
                             Benedict, Kansas 66714
          (Address of principal executive offices, including zip code)



                                 (620) 698-2250
              (Registrant's telephone number, including area code)

Item 9.  Regulation FD Disclosure.

      As previously reported, on June 6, 2003, Quest Oil & Gas Corporation, a subsidiary of Quest Resource Corporation (the "Corporation"), acquired from James R. Perkins Energy, L.L.C., a Kansas limited liability company, E. Wayne Willhite Energy, L.L.C., a Kansas limited liability company ("Willhite"), and J-W Gas Gathering, L.L.C., a Kansas limited liability company all of their right, title and interest in approximately 80 oil and gas leases and related properties in Chautauqua, Elk and Montgomery Counties, Kansas.

      Also as previously reported, on June 6, 2003, Ponderosa Gas Pipeline Company, Inc., a subsidiary of the Corporation, acquired from Perkins Oil Enterprises, Inc., a Kansas corporation, and Willhite all of the issued and outstanding capital stock of Producers Service, Incorporated, a Kansas corporation.

      Pursuant to the rules of the Securities and Exchange Commission, the Corporation was required to file certain audited financial statements and proforma financial information with respect to the acquired businesses no later than today. Due to a medical emergency with the Corporation's independent public accountant, the Corporation is unable to timely obtain the required audited financial statements and pro forma financial information. These financial statements and pro forma financial information will be filed as soon the Corporation's independent public account is able to complete the audit.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               QUEST RESOURCE CORPORATION



                               By:  /s/ Douglas L. Lamb
                                    -------------------------------

                                    Douglas L. Lamb
                                    President

      Date:   August 20, 2003





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